UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                                                                                                          October 20, 2016

RESOURCES CONNECTION, INC.

Delaware (State or other jurisdiction	0-32113 (Commission	33-0832424 (IRS Employer
of incorporation)	File Number)	Identification No.)

17101 Armstrong Avenue, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                                                                                                                                                                          (714) 430-6400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by Resources Connection, Inc. (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2016, Anthony C. Cherbak retired as the Company’s President and Chief Executive Officer effective October 7, 2016.

On October 20, 2016, the Company entered into an Employment Agreement with Mr. Cherbak (the “Employment Agreement”) that supersedes Mr. Cherbak’s prior employment agreement with the Company dated as of April 23, 2013.  The following summary of the Employment Agreement is qualified in its entirety by the provisions of the Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference. The Employment Agreement provides for Mr. Cherbak’s continued employment by the Company as an executive advisor through February 28, 2018 with an annual base salary of $150,000.  Mr. Cherbak will continue to participate in the Company’s health, welfare, retirement and other benefit programs offered to Company employees generally.  At the end of the period of employment, the Company will pay or reimburse Mr. Cherbak to continue medical coverage under COBRA for eighteen months.  The Employment Agreement includes certain confidentiality, non-solicitation, non-compete and other restrictive covenants in favor of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits

10.1	Employment Agreement, dated October 20, 2016, by and between the Company and Anthony Cherbak.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

Date: October 20, 2016
By: /s/ Kate W. Duchene

Kate W. Duchene
Interim Chief Executive Officer